AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT dated for reference the 30th day of April, 2004.

BETWEEN:

RADIUS EXPLORATIONS LTD., a company duly incorporated under the laws of the Province of British Columbia, and having its head office at Suite 830-355 Burrard Street, Vancouver, BC  V6C 2G8

(hereinafter referred to as "Radius")

OF THE FIRST PART AND:

PILAGOLD INC., a company duly incorporated under the laws of the Province of British Columbia, and having its head office at Suite 830-355 Burrard Street, Vancouver, BC  V6C 2G8

(hereinafter referred to as "PilaGold")

OF THE SECOND PART

WHEREAS:

A.

Each of Radius and PilaGold have been incorporated pursuant to the Company Act (British Columbia);

B.

Radius and PilaGold wish to combine their respective businesses by way of an amalgamation (the "Amalgamation") under the provisions of the Business Corporations Act (British Columbia), S.B.C. 2002, c.57 (the “BCBCA”);

C.

Radius and PilaGold are both "reporting issuers" as defined under the Securities Act (British Columbia), and their respective common shares are listed on the TSX Venture Exchange (the "TSXV");

D.

The parties have entered into an oral agreement with respect to the Amalgamation;

E.

The parties wish to enter into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the proposed Amalgamation;

NOW THEREFORE in consideration of the mutual premises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1

For the purposes of this Agreement:

(a)

"Agreement" means this Amalgamation Agreement and includes the schedules attached hereto.

(b)

"Amalgamated Company" means the corporation constituted upon the Amalgamation becoming effective.

(c)

"Amalgamating Companies" means Radius and PilaGold.

(d)

"Amalgamation" means the amalgamation of the Amalgamating Companies as contemplated in the Agreement.

(e)

"BCBCA" means the Business Corporations Act, S.B.C. 2002, c.57.

(f)

"Effective Date" means the date of the Amalgamation as set forth in the Certificate of Amalgamation to be issued to the Amalgamated Company pursuant to the BCBCA.

(h)

"PilaGold Options" means those incentive stock options granted to directors, officers, employees and consultants of PilaGold to purchase up to 1,295,000 common shares of PilaGold as more particularly set out in Schedule "D".

(i)

"PilaGold Warrants" means those share purchase warrants granted or to be granted by PilaGold to purchase up to 4,981,617 common shares of PilaGold, as more particularly set out in Schedule "D".

(j)

"Radius Options" means those incentive stock options granted to directors and employees of Radius to purchase up to 2,855,000 common shares of Radius, as more particularly set out in Schedule "E".

(k)

"Radius Warrants" means those share purchase warrants granted or to be granted by Radius to purchase up to 5,820,450 common shares of Radius, as more particularly set out in Schedule "E".

(1)

"TSXV" means the TSX Venture Exchange.

1.2

Words and phrases used herein and defined in the BCBCA shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.3

The following Schedules which are attached hereto each form part of this Agreement:

Schedule "A" – Form 13 (BCBCA) – Amalgamation Application

Schedule "B" - Articles

Schedule "C" - Stock Option Plan

Schedule "D" - PilaGold Options and Warrants

Schedule "E" - Radius Options and Warrants

ARTICLE 2

AMALGAMATION

2.1

Agreement

The Amalgamating Companies agree to amalgamate pursuant to the provisions of Section 269 of the BCBCA as of the Effective Date and to continue as one corporation on the terms and conditions herein described.

2.2

Effective Date of the Amalgamation

On the Effective Date, the Amalgamation becomes effective and the Amalgamating Companies shall be amalgamated and continued as one corporation under the terms and conditions of the Agreement.

ARTICLE 3

AMALGAMATED COMPANY

3.1

Name

The name of the Amalgamated Company shall be "Radius Gold Inc.". or such other name as approved by the Exchange and the directors of the Amalgamated Company.

3.2

Business

There shall be no restrictions on the business that the Amalgamated Company may carry on.

3.3

Registered Office

The registered and records office of the Amalgamated Company shall be located at Suite 830-355 Burrard Street, Vancouver, BC  V6C 2G8.

3.4

Authorized Capital

The authorized capital of the Amalgamated Company shall consist of an unlimited number of common shares without par value.

3.5

Form 13 – Amalgamation Application

The Form 13- Amalgamation Application of the Amalgamated Company shall be as set out in Schedules "A" hereto respectively, and the Form 13 – Amalgamation Application will be filed with the Registrar under the BCBCA in accordance with Section 275(1)(a) of the BCBCA.

3.6

Articles

The Articles of the Amalgamated Company shall be as set out in Schedule "B" hereto respectively, and will be kept at the records office of the Amalgamated Company.

3.7

Restriction on Transfer

The Amalgamated Company shall be a "reporting company" as defined by the BCBCA and there shall be no restrictions upon the right to transfer any shares of the Amalgamated Company.

3.8

Directors and Officers

(a)

The number of directors of the amalgamated Company shall be determined at seven (7).

(a)

The first directors of the Amalgamated Company shall be the persons whose names, addresses and occupations appear below:

Full Name	Residential Address	Occupations
Simon Ridgway	6288 MacDonald Street, Vancouver, BC V6N 1E6	President of each of Radius and PilaGold
Mario Szotlender	Avenida Las Acacias, Residencias Colibri, Apartamento 2 “A” La Florida, Carcacas, Venezuela	President of Mena Resources Inc.
Harmen J. Keyser	191 Grandview Heights Road, RR#10, Gibsons, BC V0N 1V3	Independent Geologist and President of North American Gold Inc.
Craig Bow	14678 West Cedar Avenue, Golden, Colorado 80401	Area Manager, North America, Gold Fields Exploration Inc.
David Farrell	2824 West 15th Avenue, Vancouver, BC V6K 2Z9	Vice President, Endeavour Financial Ltd. (private investment banking firm)
Nicholas Glass	5091 Angus Drive, Vancouver, BC V6M 3M6	Mediation and Arbitration Lawyer, self-employed
Bradford Cooke	877 Beaconsfield Road, North Vancouver, BC V7R 2S7	President and CEO of Canarc Resource Corp.

(c)

The officers of the Amalgamated Company shall be the following:

Full Name	Residential Address	Position with Amalgamated Company	Occupations

Simon Ridgway	6288 MacDonald Street, Vancouver, BC V6N 1E6	President	President of each of Radius and PilaGold
Tim Osler	3636 West 29th Avenue, Vancouver, BC V6S 1T4	Secretary	Secretary of each of Radius and PilaGold
Cheryl van der Schyf	4788 Armour Court North Vancouver, BC V7K 2W6	Chief Financial Officer	Accountant for Radius, PilaGold, North American Gold Inc. and Focus Ventures Ltd.
Jock Slater	1830 Davie Street, Victoria, BC V8R 4W6	Vice President, Exploration	Exploration Manager for Radius
Ralph Rushton	1826 East 3rd Avenue, Vancouver, BC V6S 1T4	Vice President, Corporate Development	Vice President, Corporate Development of Radius

3.9

Management

Upon the Effective Date, the Amalgamated Company shall be managed and operated in accordance with the BCBCA.

3.10

Assets and Liabilities

Each of the Amalgamating Companies shall contribute to the Amalgamated Company, all of its assets, subject to its liabilities, as they exist immediately before the Amalgamation. The Amalgamated Company shall possess all the property, rights, privileges and franchises, as they exist immediately before the Amalgamation, and shall be subject to all the liabilities, contracts, disabilities and debts of each of the Amalgamating Companies, as they exist immediately before the Amalgamation. All rights of creditors against the property, assets, rights, privileges and franchises of the Amalgamating Companies and all liens upon their property, rights and assets shall be unimpaired by the Amalgamation and all debts, contracts, liabilities and duties of the Amalgamating Companies shall thenceforth attach to and may be enforced against the Amalgamated Company. No action or proceeding by or against any of the Amalgamating Companies shall abate or be affected by the Amalgamation but, for all purposes of such action or proceeding, the name of the Amalgamated Company shall be substituted in such action or proceeding in the place of the name of the relevant Amalgamating Company.

3.11

Fiscal Year

The fiscal year end of the Amalgamated Company is to be December 31 in each year.

3.12

Registrar and Transfer Agent

The Registrar and Transfer Agent for the securities of the Amalgamated Company shall be Pacific Corporate Trust Company.

3.13

Auditor

The auditor of the Amalgamated Company shall be Amisano Hanson, Chartered Accountants, and their remuneration may be fixed from time to time by the directors of the Amalgamated Company. The first auditor of the Amalgamated Company shall hold office until the first annual meeting of the shareholders of the Amalgamated Company after the Effective Date or until their successors are duly appointed.

3.14

Incentive Stock Option Plan

The Amalgamated Company shall adopt an incentive stock option plan in the form attached hereto as Schedule "C" (the "Option Plan") which shall become effective as of the Effective Date, subject to repeal, amendment or alteration.

ARTICLE 4

EXCHANGE OF SHARES WITH THOSE

OF THE AMALGAMATED COMPANY

4.1

Exchange of Shares

The shares in the capital of the Amalgamating Companies which are issued and outstanding immediately prior to the Effective Date shall, on and from the Effective Date, be exchanged with shares of the Amalgamated Company as follows:

(a)

The issued shares of Radius shall be exchanged for common shares of the Amalgamated Company on the basis of one (1) common share of the Amalgamated Company for every one (1) common share of Radius held.

(b)

The issued shares of PilaGold shall be exchanged for common shares of the Amalgamated Company on the basis of one (1) common share of the Amalgamated Company for every two and one-quarter (2.25) common shares of PilaGold held.

4.2

Acknowledgement Regarding Convertible Securities

The parties acknowledge that, by virtue of the contractual provisions thereof:

(a)

All Radius Options shall automatically entitle the holders thereof to purchase common shares of the Amalgamated Company on the basis of one (1) common share of the Amalgamated Company for every one (1) share for which the option was granted at an exercise price equal to the exercise price specified in the respective Radius Option agreements.

(b)

All Radius Warrants shall automatically entitle the holders thereof to purchase common shares of the Amalgamated Company on the basis of one (1) common share of the Amalgamated Company for every one (1) share for which the Radius Warrants were granted at an exercise price equal to the exercise price specified in the Radius Warrants.

(c)

All PilaGold Options shall automatically entitle the holders thereof to purchase common shares of the Amalgamated Company on the basis of one (1) common share of the Amalgamated Company for every two and one-quarter (2.25) common shares for which the option was granted at an exercise price equal to two and one-quarter (2.25) times the exercise price specified in the respective PilaGold Option agreements.

(d)

All PilaGold Warrants shall automatically entitle the holders thereof to purchase common shares of the Amalgamated Company on the basis of one (1) common share of the Amalgamated Company for every two and one-quarter (2.25) common shares for which the PilaGold Warrants were granted at an exercise price equal to two and one-quarter (2.25) times the exercise price specified in the PilaGold Warrants.

4.3

Surrender of Shares

After the filing of the Form 13 – Amalgamation Application and the issue of a Certificate of Amalgamation in respect thereof, the shareholders of the Amalgamating Companies, when requested by the Amalgamated Company, shall surrender the certificates representing the shares held by them in such Amalgamating Companies and, subject to the provisions of the BCBCA, shall be entitled in return to receive certificates for shares of the Amalgamated Company on the basis aforesaid.

ARTICLE 5

COURT APPROVAL

5.1

Court Approval - Amalgamation

Upon the shareholders of each of the Amalgamating Companies approving this Agreement by special resolution in accordance with the BCBCA, the Amalgamating Companies shall jointly apply to the Supreme Court of British Columbia no later than July 25, 2004 for an order approving the Amalgamation in accordance with Section 276 of the BCBCA.

5.2

Court Approval - Fairness

At the court application referred to in Section 5.1, each of the Amalgamating Companies shall ensure that the Supreme Court of British Columbia first considers and grants an order that the Amalgamation is fair to each of the securityholders of the Amalgamating Companies.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1

Representations and Warranties of Radius

Radius represents and warrants to and in favour of PilaGold as follows, and acknowledges that PilaGold is relying upon such representations and warranties in proceeding with the Amalgamation:

(a)

Each of Radius and its subsidiaries validly exists and is in good standing with respect to the filing of any and all reports with the relevant regulatory authorities in its jurisdiction of incorporation, and the common shares of Radius are listed, posted and called for trading on the TSXV;

(b)

Radius is a "reporting issuer" as that term is defined under the Securities Act (British Columbia), and is not in default of the filing of its financial statements required by the Securities Act (British Columbia) or the rules and regulations thereto, or the payment of prescribed fees and charges thereunder;

(c)

Radius is in good standing with its filings with the TSXV, meets all of the minimum maintenance standing requirements of the TSXV, currently carries on business as an active issuer under the policies of the TSXV, and has complied with and will comply fully with the requirements of the TSXV;

(d)

the common shares of Radius are not subject to any trading halt, suspension or cease trade order, and there is no pending, threatened or potential action to halt, suspend, delist, or declare Radius an inactive company by the TSXV or any other relevant securities regulatory authority;

(e)

the authorized capital of Radius consists of 100,000,000 common shares without par value, of which 40,306,492 common shares are issued and outstanding as fully paid and non-assessable, Radius has no outstanding and unfulfilled subscriptions for an additional common shares, and there are no outstanding warrants, options or other right to acquire shares of Radius except for the Radius Options and the Radius Warrants;

(f)

Radius has the corporate power and authority to enter into this Agreement and to carry out the intent and purpose thereof;

(g)

Radius has the power, authority and capacity to carry on its businesses as presently conducted by it and to own and use all of its business assets;

(h)

the making of this Agreement does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, joint venture, lease, franchise, certificate, consent, permit, licence, authority or other instrument to which Radius is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which Radius is bound, or, any statute or regulation applicable to Radius;

(i)

Radius is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in all prospectuses, filing statements and press releases most recently filed with the British Columbia Securities Commission ("Commission") or the TSXV or referred to in the financial statements of Radius most recently filed with the Commission or the TSXV (the "Latest Radius Financial Statements") and all agreements by which Radius holds an interest in a property, business or assets are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(j)

as at the date immediately preceding the Effective Date there will not be any material adverse difference in the assets and liabilities of Radius as shown on the Latest Radius Financial Statements, other than a reduction in cash reserves resulting from paying expenses related to the transactions contemplated by this Agreement; and

(k)

as at the date immediately preceding the Effective Date, there will not be any pending, threatened, or potential litigation against Radius.

6.2

Representations and Warranties of PilaGold

PilaGold represents and warrants to and in favour of Radius as follows, and acknowledges that Radius is relying upon such representations and warranties in proceeding with the Amalgamation:

(a)

Each of PilaGold and its subsidiaries validly exists and is in good standing with respect to the filing of any and all reports with the relevant regulatory authorities in its jurisdiction of incorporation, and the common shares of PilaGold are listed, posted and called for trading on the TSXV;

(b)

PilaGold is a "reporting issuer" as that term is defined under the Securities Act (British Columbia), and is not in default of the filing of its financial statements required by the Securities Act (British Columbia) or the rules and regulations thereto, or the payment of prescribed fees and charges thereunder;

(c)

PilaGold is in good standing with its filings with the TSXV, meets all of the minimum maintenance standing requirements of the TSXV, currently carries on business as an active issuer under the policies of the TSXV, and has complied with and will comply fully with the requirements of the TSXV;

(d)

the common shares of PilaGold are not subject to any cease trade order, and there is no pending, threatened or potential action to issue such cease trade order by any relevant securities regulatory authority;

(e)

the authorized capital of PilaGold consists of 100,000,000 common shares without par value, of which 23,140,016 common shares are issued and outstanding as fully paid and non-assessable, plus PilaGold has no outstanding and unfulfilled subscriptions for an additional common shares, and there are no outstanding warrants, options or other right to acquire shares of PilaGold, except for the PilaGold Options and the PilaGold Warrants;

(f)

PilaGold has the corporate power and authority to enter into this Agreement and to carry out the intent and purpose thereof;

(g)

PilaGold has the power, authority and capacity to carry on its businesses as presently conducted by it and to own and use all of its business assets;

(h)

the making of this Agreement does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, joint venture, lease, franchise, certificate, consent, permit, licence, authority or other instrument to which PilaGold is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which PilaGold is bound or any statute or regulation applicable to PilaGold;

(i)

PilaGold is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in all prospectuses, filing statements and press releases most recently filed with the Commission or referred to in the financial statements of PilaGold most recently filed with the Commission (the "Latest PilaGold Financial Statements") and all agreements by which PilaGold holds an interest in a property, business or assets are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(j)

as at the date immediately preceding the Effective Date, there will not be any material adverse difference in the assets and liabilities of PilaGold as shown on the Latest PilaGold Financial Statements, other than a reduction in cash reserves resulting from paying expenses related to the transactions contemplated by this Agreement; and

(k)

as at the date immediately preceding the Effective Date, there will not be any pending, threatened, or potential litigation against PilaGold.

ARTICLE 7

SPONSORSHIP

7.1

The parties acknowledge and agree that the Amalgamating Companies have been orally advised by the TSXV that the TSXV will waive sponsorship and, if necessary, the Amalgamating Companies will make application to waive sponsorship of the Amalgamation, pursuant to the policies of the TSXV.

ARTICLE 8

CONDITIONS PRECEDENT

8.1

Mutual Conditions Precedent

The respective obligations of the Amalgamating Companies to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(a)

this Agreement shall have been approved by special resolutions passed at general meetings of the shareholders of each of the Amalgamating Companies, called and held in accordance with the provisions of the BCBCA;

(b)

the Supreme Court of British Columbia shall have granted an order that the Amalgamation is fair to each of the securityholders of the Amalgamating Companies;

(c)

the Amalgamation shall have been approved by order of the Supreme Court of British Columbia;

(d)

the Form 13 – Amalgamation Application and other documents as are required shall have been delivered to the Registrar under the BCBCA for registration;

(e)

the listing of the shares of the Amalgamated Company on the TSXV, shall have been approved by the TSXV on or prior to the Effective Date; and

(f)

the Amalgamation shall have been effected on or before August 31, 2004 or such other date as may be mutually agreed to by the parties in writing.

The conditions described in this Section 8.1 are for the benefit of both Radius and PilaGold and may be waived by both of them in their sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights the waiving party may have hereunder. No waiver of the conditions described in this Section 8.1 is effective unless waived by both Radius and PilaGold.

8.2

Conditions to Obligations of Radius

The obligations of Radius to complete the transactions contemplated hereby are subject to satisfaction on or before the Effective Date of the following conditions:

(a)

that each of the acts and undertakings of PilaGold to be performed on or before the Effective Date pursuant to the terms of this Agreement has been duly performed and there has been no material breach of such terms by PilaGold;

(b)

on or before the Effective Date, PilaGold has furnished Radius with certified copies of the resolutions duly passed by the shareholders of PilaGold approving this Agreement and the consummation of the transactions contemplated hereby including the Amalgamation;

(c)

on or before the Effective Date, PilaGold has furnished Radius with certified copies of the resolutions duly passed by the board of directors of PilaGold approving this Agreement and the consummation of the transactions contemplated hereby including the Amalgamation;

(d)

no change, fact or circumstance has occurred in the affairs, operations or business of PilaGold, from and after the date hereof to and including the Effective Date which, in Radius's reasonable opinion, is materially adverse to Radius's interest in proceeding with the Amalgamation;

(e)

except as affected by the transactions contemplated by this Agreement the representations and warranties of PilaGold contained in Section 6.2 are true in all material respects immediately prior to the Effective Date with the same effect as though such representations and warranties had been made at and as of such time and Radius has received a certificate to that effect dated the day preceding the Effective Date from the President of PilaGold, acting solely on behalf of PilaGold and not in his personal capacity, certifying that to the best of his information and belief having made reasonable inquiry and having no knowledge to the contrary;

(a)

there has been no material breach of the terms hereof by PilaGold;

(b)

Radius has not received notices of dissent from shareholders holding more than 3% of the issued shares of Radius; and

(c)

PilaGold has not received notices of dissent from shareholders holding more than 3% of the issued shares of PilaGold.

The conditions described in this Section 8.2 are for the exclusive benefit of Radius and may be waived by Radius in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Radius may have hereunder.

8.3

Conditions to Obligations of PilaGold

The obligations of PilaGold to complete the transactions contemplated hereby are subject to satisfaction on or before the Effective Date of the following conditions:

(a)

that each of the acts and undertakings of Radius to be performed on or before the Effective Date pursuant to the terms of this Agreement has been duly performed and there has been no material breach of such terms by Radius;

(b)

on or before the Effective Date, Radius has furnished PilaGold with certified copies of the resolutions duly passed by the shareholders of Radius approving this Agreement and the consummation of the transactions contemplated hereby including the Amalgamation;

(c)

on or before the Effective Date, Radius has furnished PilaGold with certified copies of the resolutions duly passed by the board of directors of Radius approving this Agreement and the consummation of the transactions contemplated hereby including the Amalgamation;

(d)

no change, fact or circumstance has occurred in the affairs, operations or business of Radius, from and after the date hereof to and including the Effective Date which, in PilaGold's reasonable opinion, is materially adverse to PilaGold's interest in proceeding with the Amalgamation;

(e)

except as affected by the transactions contemplated by this Agreement the representations and warranties of Radius contained in Section 6.1 are true in all material respects immediately prior to the Effective Date with the same effect as though such representations and warranties had been made at and as of such time and PilaGold has received a certificate to that effect dated the day preceding the Effective Date from the President of Radius, acting solely on behalf of Radius and not in his personal capacity, certifying that to the best of his information and belief having made reasonable inquiry and having no knowledge to the contrary;

(a)

there has been no material breach of the terms hereof by Radius;

(b)

Radius has not received notices of dissent from shareholders holding more than 3% of the issued shares of Radius; and

(c)

PilaGold has not received notices of dissent from shareholders holding more than 3% of the issued shares of PilaGold.

The conditions described in this Section 8.3 are for the exclusive benefit of PilaGold and may be waived by PilaGold in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which PilaGold may have hereunder.

8.4

Satisfaction of Conditions

The conditions set out in this Article 8 are conclusively deemed to have been satisfied, waived or released when, with the agreement of the parties, approval of the Supreme Court of British Columbia described in Section 5.1 has been filed with the Registrar under the BCBCA to carry into effect the Amalgamation.

ARTICLE 9

GENERAL

9.1

Expenses

The Amalgamating Companies agree that they will share the expenses of the Amalgamation and for further clarity, in the event that the Amalgamation does not become effective, then each of the Amalgamating Companies will determine the total amount of expenses associated with the Amalgamation, those two amounts will be aggregated and then each of the Amalgamating Companies will pay one-half of that aggregated amount.

9.2

Modifications

Each of the Amalgamating Companies may, by a resolution of their respective directors, assent to any alteration or modification of this Agreement which the members of the respective companies, the Registrar under the BCBCA or the Supreme Court of British Columbia may require and all alterations or modifications so assented to shall be binding upon the Amalgamating Companies.

9.3

Termination

This Agreement may be terminated by the mutual agreement of the Amalgamating Companies at any time prior to the issuance of a certificate of amalgamation by the Registrar under the BCBCA.

9.4

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto.

9.5

Entire Agreement

This Agreement constitute the entire agreement among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties thereto with respect to the subject matter hereof.

IN WITNESS WHEREOF this Amalgamation Agreement has been executed by the parties hereto as of the day and year first above written.

RADIUS EXPLORATIONS LTD.

PILAGOLD INC.

s/”Simon Ridgway”

s/”Mario Szotlender”

Per:

___________________________

Per:

____________________________

Authorized Signatory

Authorized Signatory